UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report

(Date of earliest event reported):

January 2, 2014

HERITAGE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

WASHINGTON	0-29480	91-1857900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Fifth Avenue S.W. Olympia, WA		98501
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (360) 943-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) – Compensatory Arrangements

(A) Employment Agreement with David A. Spurling

On January 2, 2014, Heritage Financial Corporation (the “Company”), the holding company of Heritage Bank (“Bank”) entered into an employment agreement with David A. Spurling, Executive Vice President and Chief Credit Officer of the Company and of the Bank. The agreement has an initial term from January 1, 2014 through June 30, 2016. The term of the agreement will be automatically extended for an additional year beginning on July 1, 2015 and on each July 1 thereafter, unless either party gives at least 90 days’ prior written notice to the other that the employment period will not be extended.

The employment agreement provides for an annual base salary of $215,250, which will be reviewed annually and may be increased at the discretion of the Board of Directors of the Company. The agreement provides that Mr. Spurling will be eligible to receive performance-based annual incentive bonuses, in accordance with the Company’s annual incentive plan, and also to receive employee benefits on as favorable a basis as other similarly situated senior executives of the Company.

The agreement provides for the severance benefits described below in the event Mr. Spurling’s employment is terminated by the Company, other than for cause or as a result of his death or disability, or if his employment is terminated by him for good reason (a “Termination”). For a Termination during the term of the employment agreement that does not occur within six months before or within 24 months after a change in control of the Company (the “Covered Period”), Mr. Spurling would be entitled to receive an amount equal to 100% of his base compensation (annual base salary plus average annual incentive bonus), payable in monthly installments over a 24-month period. For a Termination that occurs during a Covered Period, Mr. Spurling would be entitled to receive a lump sum equal to 200% of his base compensation. Mr. Spurling and his eligible dependents would also be entitled to continued coverage under the medical and dental plans of the Company or an affiliate (12 months’ coverage if the Termination does occur not during a Covered Period and 18 months’ coverage if the Termination occurs during a Covered Period). The employment agreement also provides that, in the case of any Termination, any equity award granted to Mr. Spurling that is subject to vesting, performance or target requirements will be treated as having satisfied such requirements, as applicable.

All severance benefits under the employment agreement are contingent upon Mr. Spurling’s execution and non-revocation of a general release and waiver of claims against the Company and its affiliates. The agreement is subject to the “golden parachute” payment restrictions of Section 280G of the Internal Revenue Code and other regulatory provisions, and includes a clawback provision should any severance payment require recapture under any applicable statute, law, regulation or regulatory interpretation or guidance.

The employment agreement contains restrictive covenants prohibiting the unauthorized disclosure of confidential information of the Company or its affiliates by Mr. Spurling during and after his employment with the Company, and prohibiting him from competing with the Company and its affiliates for a period of 12 months following any termination of employment. The agreement also prohibits Mr. Spurling from soliciting the employees or customers of the Company and its affiliates for a period for 24 months following any termination, unless such termination is in connection with a change in control, in which case the non-solicitation restrictions apply for a period of 12 months from such termination.

The foregoing description of the employment agreement with Mr. Spurling does not purport to be complete and is qualified in its entirety by reference to the employment agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

(B) Deferred Compensation Plan Participation Agreement for David A. Spurling

On January 2, 2014, in connection with entering into the above-referenced employment agreement, the Company entered into a participation agreement with David A. Spurling under the Heritage Financial Corporation Deferred Compensation Plan (the “Plan”). The participation agreement has an effective date of January 1, 2014 and provides that the Company may make contributions under the Plan to Mr. Spurling’s Company contribution account for plan years 2013 through and including 2015. Any contribution to Mr. Spurling’s Company contribution account is contingent upon achievement of the performance metrics set forth in the participation agreement. At January 1, 2014, Mr. Spurling’s Company contribution account will be 10% vested; an additional 15% will become vested on each of January 1, 2015 and January 1, 2016; and an additional 20% will become vested on each of January 1, 2017, January 1, 2018, and January 1, 2019, so that as of January 1, 2019, Mr. Spurling’s Company contribution account will be fully vested. Mr. Spurling’s account will become fully vested upon a change in control of the Company or upon Mr. Spurling’s disability or death. Distribution of the vested portion of Mr. Spurling’s account is scheduled to commence upon the later to occur of his attainment of age 67 or his separation from service other than due to disability or death, and will be completed in 24 monthly installments. Mr. Spurling’s account would be paid earlier in a lump sum upon a separation from service following a change in control or in the event of Mr. Spurling’s death or disability.

The foregoing description of the participation agreement for Mr. Spurling does not purport to be complete and is qualified in its entirety by reference to the participation agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference, and the full terms of the Plan, which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 7, 2012.

(C) Restricted Stock Grant for David A. Spurling

On January 2, 2014, in connection with entering into the above-referenced employment agreement, the Company granted David A. Spurling a restricted stock award under the Heritage Financial Corporation 2010 Omnibus Equity Plan (the “2010 Omnibus Equity Plan”) with a grant date fair value approximating $100,000. The award is scheduled to vest 100% on December 10, 2017. Under Mr. Spurling’s employment agreement with the Company, and as described above, the award will become fully vested upon an involuntary termination of employment by the Company. Under the 2010 Omnibus Equity Plan, in the event of a change in control, if the Company is not the surviving corporation and the acquirer does not assume the award or provide a substitute equivalent award, the award will become fully vested.

ITEM 9.01 – Financial Statements and Exhibits.

(d) –Exhibits

The following exhibits are being filed herewith and this list shall constitute the exhibit index:

10.1	Employment Agreement by and between Heritage Financial Corporation and David A. Spurling

10.2	Deferred Compensation Plan Participation Agreement for David A. Spurling

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE FINANCIAL CORPORATION

Date: January 6, 2014	By:	/s/ Brian L. Vance
Brian L. Vance
President and Chief Executive Officer